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Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Broadwing Inc. of our reports dated March 27, 2003 relating to the financial statements and financial statement schedules, which appear in Broadwing Inc.'s and Broadwing Communication, Inc.'s Annual Reports on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

April 15, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS